UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 SCHEDULE 14A
(Rule 14a-101)
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PROXY STATEMENT
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MIMEDX GROUP, INC.
(Name of registrant as specified in its charter)
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On May 18, 2022, the Registrant published a Press Release as set forth below:

MIMEDX Investor Presentation Highlights Clear Strategy for Value Creation

Decisive, Positive Actions Taken to Stabilize and Transform MIMEDX Have
Established Strong, New Foundation for Growth

Company Urges Shareholders to Vote “FOR” Both Highly Qualified Director Nominees –
James L. Bierman and Phyllis Gardner, M.D. – on the WHITE Proxy Card

MARIETTA, Ga., May 18, 2022 – MiMedx Group, Inc. (NASDAQ: MDXG) (“MIMEDX” or the “Company”), a transformational placental biologics company, today filed an investor presentation with the U.S. Securities and Exchange Commission in connection with its 2022 Annual Meeting of Shareholders, which is scheduled to be held on June 7, 2022. The presentation, and other important shareholder materials, are available at www.VoteMIMEDX.com.

In the presentation, MIMEDX outlines the significant progress the Company has made over the last three years under its current leadership team and provides transparency around a number of topics and initiatives pertinent to shareholders, including:

•Strategy for Long-Term Value Creation: MIMEDX has taken decisive action to successfully sustain, stabilize and grow the Company over the last three years, and has a clear strategy for long-term shareholder value creation. MIMEDX recently announced a third consecutive quarter of double-digit growth in its Advanced Wound Care & Surgical Recovery products, demonstrating strong execution. In addition, the realignment of the Company’s internal business structure positions MIMEDX to further expand, innovate, and drive sustained growth, and also accelerate the start of trial enrollment in its Knee Osteoarthritis clinical trial program.

•Corporate Governance Practices and Board Qualifications: MIMEDX’s Board has been entirely reconstituted since 2019 and is made up of nine highly qualified directors with the critical skills, life-sciences experience and business acumen to oversee the Company’s strategy. The Board has adopted approximately 70 best-practice and shareholder friendly corporate governance reforms over the last three years and resolved all legacy Company issues, demonstrating its commitment to best-in-class governance practices.

•Executive Compensation: MIMEDX’s executive compensation, determined in partnership with an independent consultant, is based on a philosophy of organizational and individual performance and is aligned with shareholder value through performance factors, including revenue growth, and significant equity-based portions of total compensation. It is well within the range of MIMEDX peers and is closely aligned with shareholder interests. For example, in part due to the decline in the Company’s stock price, none of MIMEDX’s executive officers received annual cash bonuses at their 2021 target levels.

About MIMEDX

MIMEDX is a transformational placental biologics company, developing and distributing placental tissue allografts with patent-protected, proprietary processes for multiple sectors of healthcare. As a pioneer in placental tissue engineering, we have both a commercial business, focused on addressing the needs of patients with acute and chronic non-healing wounds, and a promising late-stage pipeline targeted at decreasing pain and improving function for patients with degenerative musculoskeletal conditions. We derive our products from human placental tissues and process these tissues using our proprietary methods, including the PURION® process. We employ Current Good Tissue Practices, Current Good Manufacturing Practices, and terminal sterilization to produce our allografts. MIMEDX has supplied over two million allografts, through both direct and consignment shipments. For additional information, please visit www.mimedx.com.

Important Cautionary Statement

This press release includes forward-looking statements. Statements regarding: (i) our belief that the long term strategy we have chosen is in the best interests of our shareholders; (ii) our belief that as we continue to execute against our stated objectives and navigate our next phase of growth, we are well positioned for the future; and (iii) our belief that the experience, expertise and commitment of the MIMEDX leadership team, as overseen by our Board of Directors, will help position the Company for further future success and value creation. Additional forward-looking statements may be identified by words such as "believe," "expect," "may," "plan," “goal,” “outlook,” "potential," "will," "preliminary," and similar expressions, and are based on management's current beliefs and expectations.

Forward-looking statements are subject to risks and uncertainties, and the Company cautions investors against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ from expectations include: (i) future sales are uncertain and are affected by competition, access to customers, patient access to healthcare providers, and many other factors; (ii) the status, timing, results and expected results of the Company’s clinical trials, planned regulatory submissions and regulatory approvals, and our expectations regarding our ability to potentially accelerate the timing of any trial or regulatory submission, depend on a number of factors including favorable trial results, patient access, and our ability to manufacture in accordance with Current Good Manufacturing Practices (CGMP) and appropriate chemistry and manufacturing controls; (iii) the Company may change its plans due to unforeseen circumstances, or delays in analyzing and auditing results, and may delay or alter the timeline for future trials, analyses, or public announcements; (iv) our access to hospitals and health care provider facilities could be restricted as a result of the ongoing COVID-19 pandemic or other factors; (v) the results of scientific research are uncertain and may have little or no value; (vi) our ability to sell our products in other countries depends on a number of factors including adequate levels of reimbursement, regulatory approvals, market acceptance of novel therapies, and our ability to build and manage a direct sales force or third party distribution relationship; (vii) the effectiveness of amniotic tissue as a therapy for particular indications or conditions is the subject of further scientific and clinical studies; and (viii) we may alter the timing and amount of planned expenditures for research and development based on the results of clinical trials and other regulatory developments. The Company describes additional risks and uncertainties in the Risk Factors section of its most recent annual report and quarterly reports filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this press release and the Company assumes no obligation to update any forward-looking statement.

Important Additional Information

The Company, its directors, director nominees and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the 2022 annual meeting of shareholders (the “2022 Annual Meeting”). The Company has filed a definitive proxy statement and a WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. The Company’s definitive proxy statement for the 2022 Annual Meeting contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors, director nominees and executive officers in the matters to be acted upon at the 2022 Annual Meeting. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4 and 5, which are available on the Company’s website at www.mimedx.com or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2021. Shareholders are able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge on the Company’s website at www.mimedx.com.

Contacts

Investors:
Jack Howarth
Investor Relations
404-360-5681
jhowarth@mimedx.com

Media:
Hilary Dixon
Corporate & Strategic Communications
404-323-4779
hdixon@mimedx.com